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                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

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                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ACR Group, Inc.
                (Exact Name of Registrant as Specified in Its Charter)

                                        Texas
            (State or Other Jurisdiction of Incorporation or Organization)

                                      74-2008473
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                        (I.R.S. Employer Identification No.)

         3200 WILCREST, SUITE 440, HOUSTON, TEXAS               77042
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         (Address of Principal Executive Offices)             (Zip Code)

                                1996 STOCK OPTION PLAN
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                               (Full Title of the Plan)

       MR. ANTHONY R. MARESCA, 3200 WILCREST, SUITE 440, HOUSTON, TEXAS 77042
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                      (Name and Address of Agent For Service)

                                    (713) 780-8532
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            Telephone Number, Including Area Code, of Agent For Service.


                           CALCULATION OF REGISTRATION FEE
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                                         Proposed     Proposed
    Title of                              Maximum      Maximum
   Securities             Amount         Offering     Aggregate      Amount of
     to be                to be          Price Per    Offering     Registration
   Registered          Registered (1)    Share (2)    Price (2)         Fee
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  Common Stock,
$.01 per share           500,000          $1.53     $765,000.00       $264.00
   par value             shares
("Common Stock")
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(1)  Represents the maximum number of shares which could be purchased upon the exercise of all stock options which may hereafter be granted under the above plan.

(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457, based on the market price on November 12, 1996 with respect to 500,000 shares of Common Stock as to which options have not been granted as of the date of filing this registration statement.



                        TOTAL PAGES SEQUENTIALLY NUMBERED:  18
                   EXHIBITS LISTED AT SEQUENTIALLY NUMBERED PAGE 3


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                                        PART I
                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


    Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, documents containing the information specified in Part I of Form S-8 will be distributed to persons who receive option grants under the 1996 Stock Option Plan (the "Plan"). Such disclosure documents collectively constitute a Section 10(a) prospectus and are incorporated by reference in this Registration Statement, but are not being filed with the Commission either as part of this Registration Statement or as a prospectus or prospectus supplement.


                                       PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents, which have been filed with the Commission by ACR Group, Inc. (the "Company"), are incorporated herein by reference and made a part hereof:

    (a) The Company's Annual Report on Form 10-K for the year ended February 29, 1996;

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996;

    (c) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1996; and

    (d) The description of the Common Stock of the Company contained in its registration statement on Form 8-A, Commission File No. 0-12490.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    No response is required to this Item.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    No response is required to this Item.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions for indemnification of directors and officers of Texas corporations against any judgments, penalties, fines, settlements and reasonable expenses which may be incurred in connection with any threatened, pending or completed proceeding in which the director or officer is a named defendant or respondent. The Company's Bylaws, as amended and restated, require the Company to indemnify and advance expenses to the Company's directors and officers to the maximum extent allowed by the Texas Business Corporation Act and expressly authorize the Company to purchase directors and officers liability insurance.

    The Articles of Incorporation of the Company, as amended and restated (the "Articles"), expressly provide that no director of the Company shall be personally liable to the Company or its shareholders for monetary damage for an act or omission in the director's capacity as a director, except to the extent otherwise expressly provided for by a statute of the State of Texas. The Articles obligate the Company to indemnify its officers and directors against any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses incurred by that person to the full extent permitted under Texas law.

    Reference is made to the form of the 1996 Stock Option Plan of ACR Group, Inc. filed as Exhibit 4 hereto which contains provisions in Article XII(b) for indemnification and limitations on the liability of the Company and its directors for actions, omissions or determinations taken or made in good faith in connection with the administration of such Plan.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    No response is required to this Item.

ITEM 8.  EXHIBITS.

   4     1996 Stock Option Plan of ACR Group, Inc.

   5     Opinion of Counsel

  23.1   Consent of Independent Auditors

  23.2   Consent of Counsel (contained in Exhibit 5)

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information

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    with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on this 14th day of November, 1996.


                                           ACR GROUP, INC.



                                           By:  ALEX TREVINO, JR.
                                                (Alex Trevino, Jr.,
                                                President)


    Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURES                      TITLE                          DATE
    ----------                      -----                          ----

ALEX TREVINO, JR.           Chairman of the Board             November 14, 1996
 (Alex Trevino, Jr.)        of Directors, President and
                            Chief Executive Officer
                            (Principal executive officer)


ANTHONY R. MARESCA          Director, Senior Vice President,   November 8, 1996
 (Anthony R. Maresca)       Chief Financial Officer and
                            Treasurer (Principal financial
                            and accounting officer)


THOMAS W. COURTNEY          Director                           November 7, 1996
 (Thomas W. Courtney)


RONALD T. NIXON             Director                           November 8, 1996
 (Ronald T. Nixon)


HERBERT E. STANSBURY, JR.   Director                           November 5, 1996
 (Herbert E. Stansbury, Jr.)


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